Exhibit 99.2

ENERGY XXI (BERMUDA) LIMITED

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2007,
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTHS ENDED MARCH 31, 2007
AND
FROM JULY 25, 2005 (INCEPTION) TO JUNE 30, 2006

ENERGY XXI (BERMUDA) LIMITED
PRO FORMA FINANCIAL STATEMENTS
(UNAUDITED)

The Company acquired certain oil and gas properties and related assets and liabilities from Marlin, Castex and Pogo on April 4, 2006, July 28, 2006 and June 8, 2007, respectively. The following summarized pro forma income statement for the nine month period ended March 31, 2007 has been prepared to reflect the acquisition of Castex and Pogo on July 1, 2006. The following summarized pro forma consolidated income statement for the period from July 25, 2005 (inception) to June 30, 2006 has been prepared to reflect the acquisition of Marlin, Castex and Pogo on July 1, 2005. Pro forma balance sheet information at March 31, 2007 has been prepared to reflect the acquisition certain assets from Pogo as if the transaction occurred on March 31, 2007. Pro forma consolidated balance sheet adjustments related to the acquisition of Marlin and Castex as of March 31, 2007 are not required as the Marlin and Castex acquisitions are reflected in the Company’s March 31, 2007 unaudited consolidated balance sheet. These unaudited pro forma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future. These pro forma consolidated financial statements should be read in conjunction with the audited June 30, 2006 and unaudited March 31, 2007 consolidated financial statements of Energy XXI (in thousands except share and per share data).

ENERGY XXI (BERMUDA) LIMITED
PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2007
(Unaudited)

BASIS OF PRESENTATION

Pro forma balance sheet information at March 31, 2007 has been prepared to reflect the acquisition certain assets from Pogo as if the transaction occurred on March 31, 2007.

	Energy XXI Historical	Pro Forma Adjustments						Energy XXI Pro Forma
	March 31, 2007	Loan Proceeds		Pogo		Other Costs		March 31, 2007
		(in thousands except share data)

Current assets	$132,484	$409,832	(1)	$(409,832)	(2)	$800	(3)	$133,284

Property, plant and equipment, net	928,942			411,674	(2)	3,000	(3)	1,367,916
				24,300	(2)
						17,250	(3)
Non current assets	6,942					(2,400)	(3)	21,792

Total assets	$1,068,368	$409,832		$26,142		$18,650		$1,522,992

Current liabilities	$79,247							$79,247

Long-term debt - Revolver and other	207,712	(15,168)	(1)			26,750	(3)	219,294

Long-term debt - Second Lien	325,000	(325,000)	(1)					—

Private placement debt	—	750,000	(1)					750,000

Asset retirement obligation	45,981			24,300	(2)			70,281

Other non current liabilities	14,158			1,842	(2)	(2,800)	(4)	13,200

Equity	396,270					(5,300)	(4)	390,970

Total liabilities and equity	$1,068,368	$409,832		$26,142		$18,650		$1,522,992

Common shares issued and outstanding	84,049,115							84,049,115

(1)	To reflect proceeds from the private placement, repayment of Second Lien and repayment of a portion of the Revolver.

(2)
To record the acquisition of Pogo. Total cash purchase price of $409.8 million plus assumption of gas balancing and ad valorem tax liabilities ($1.8 million) and asset retirement obligation ($24.3 million).

(3)
To reflect expenses associated with the offering ($.8 million prepaid insurance, ($3 million seismic, $17.25 million capitalized debt issue cost associated with the private placement, $5.7 million cash expense associated with the revolver refinance cost and write-off of $2.4 million of previously capitalized revolver debt issue cost).

(4)	To reflect the write-off of $8.1 million in debt issue cost expense ($5.7 million cash plus $2.4 million previously capitalized), net of tax (65%) and to reduce deferred tax expense (35%).

[See notes to Pro Forma Income Statement.]

ENERGY XXI (BERMUDA) LIMITED
PRO FORMA CONSOLIDATED INCOME STATEMENT
NINE MONTH PERIOD ENDED MARCH 31, 2007
(Unaudited)

BASIS OF PRESENTATION

The summarized pro forma income statement for the nine month period ended March 31, 2007 has been prepared to reflect the acquisition of Castex and Pogo on July 1, 2006. Castex was acquired on July 28, 2006 and therefore, the pro forma adjustments include revenue and expenses related to the Castex acquisition for the period from July 1, 2006 to July 28, 2006. Pogo was acquired on June 8, 2007 and therefore, the pro forma adjustments include revenue and expenses related to the Pogo acquisition for the period from July 1, 2006 to March 31, 2007. These unaudited pro forma financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisitions at an earlier date or the results that will be attained in the future. These pro forma financial statements should be read in conjunction with the unaudited March 31, 2007 and audited June 30, 2006 financial statements of the Company (in thousands except share and per share data).

	Energy XXI Historical Nine Months Ended	Pro Forma Adjustments		Energy XXI Pro Forma Nine Months Ended
	March 31, 2007	Castex	Pogo	March 31, 2007
	(in thousands, except share and per share data)

Revenue	$222,568	$5,698(1)	$101,686(5)	$329,952

Lease operating expenses	36,547	3,469(1)	35,931(5)	83,447
			7,500(6)
Depreciation, depletion and amortization	88,055	3,496(2)	55,723(7)	147,274
General and administrative expenses	26,505	—	5,063(8)	31,568
Derivative (gains) losses and accretion of
asset retirement obligation	(491)	54(3)	1,823(9)	1,386
Interest and other income	1,599	—	—	1,599
Interest expense	39,653	1,823(4)	29,124(10)	70,600

Income before income taxes	33,898	(3,144)	(33,478)	(2,724)
Income tax expense (benefit)	11,976	(1,111)(11)	(11,828)(11)	(963)

Net income (loss)	$21,922	$(2,033)	$(21,650)	$(1,761)

Earnings per share - Basic (12)	$0.26			$(0.02)

Earnings per share - Diluted (12)	$0.26			$(0.02)

Pro Forma Adjustments Related to the Acquisition

(1)	To reflect the historical revenue and operating expenses of Castex for the period from July 1, 2006 to July 28, 2006.
(2)
To reflect additional Castex depreciation, depletion and amortization for production from July 1, 2006 to July 28, 2006 based on Castex’s actual production volumes for the period July 1, 2006 to July 28, 2006 of 143,748 BOE at the estimated pro forma depreciation, depletion and amortization rate of $24.31 per BOE.

(3)	To reflect additional asset retirement obligation accretion for Castex for the period July 1, 2006 to July 28, 2006.
(4)
To reflect additional interest expense associated with the Castex acquisition for the period July 1, 2006 through July 28, 2006 based on incremental borrowings of $229,000 at an interest rate of 8.6% and $296 of amortization of incremental debt issue costs associated with the Castex acquisition.

(5)	To reflect the historical revenue and operating expenses of Pogo for the period from July 1, 2006 to March 31, 2007.
(6)	To reflect additional wind storm insurance premiums of $10 million annually pro-rated for the nine month period.
(7)
To reflect additional Pogo depreciation, depletion and amortization for production from July 1, 2006 to March 31, 2007 based on Pogo’s actual production volumes for the period July 1, 2006 to March 31, 2007 of 1,870,942 BOE at the estimated pro forma depreciation, depletion and amortization rate of $24.31 per BOE and to adjust Energy XXI’s historical production of 4,015,276 BOE to the $24.31 per BOE rate.

[See notes to Pro Forma Income Statement.]

ENERGY XXI (BERMUDA) LIMITED
PRO FORMA CONSOLIDATED INCOME STATEMENT
NINE MONTH PERIOD ENDED MARCH 31, 2007
(Unaudited)

(8)
To reflect incremental general and administrative expenses expected to be incurred as a result of the Pogo acquisition of $9 million annually, less 25% which is expected to be capitalized related directly to property acquisition, exploration and development activities, pro-rated for the nine month period ended March 31, 2007.

(9)
To reflect additional asset retirement obligation accretion for Pogo acquisition for the period July 1, 2006 to March 31, 2007 based on the present value of the incremental asset retirement obligation of $24.3 million using an accretion rate of 10%, pro-rated for the nine month period ended March 31, 2007.

(10)
To reflect additional interest expense associated with the Pogo acquisition for the period July 1, 2006 through March 31, 2007 based on a 10% interest rate on $750 million of New Senior Notes, a 7% interest rate on the revolving credit facility, a 7.1% interest rate on all additional borrowings and $2.8 million of amortization of debt issue costs associated with the Pogo acquisition, pro-rated for the nine month period ended March 31, 2007.  Interest expense excludes non-recurring expenses of $8.1 million ($5.3 million net of tax) related to the refinancing of the Company’s revolving credit facility.

(11)	To adjust the tax benefit at an effective rate of 35.33%.
(12)	The basic and diluted weighted average shares of stock outstanding for the nine month period ended March 31, 2007 were 84,049,115.

[See notes to Pro Forma Income Statement.]

ENERGY XXI (BERMUDA) LIMITED
PRO FORMA CONSOLIDATED INCOME STATEMENT
PERIOD FROM JULY 25, 2005 (INCEPTION) TO JUNE 30, 2006
(Unaudited)

BASIS OF PRESENTATION

The summarized pro forma consolidated income statement for the period from July 25, 2005 (inception) to June 30, 2006 has been prepared to reflect the acquisition of Marlin, Castex and Pogo on July 1, 2005. Marlin was acquired on April 4, 2006, therefore the pro forma adjustments include revenue and direct operating expenses for the period from July 1, 2005 to April 3, 2006. Castex and Pogo were acquired on July 28, 2006 and June 8, 2007, respectively, and therefore, the pro forma adjustments include revenue and expenses related to the Castex and Pogo acquisitions for the twelve months ended June 30, 2006. These unaudited pro forma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisitions at an earlier date or the results that will be attained in the future. These pro forma consolidated financial statements should be read in conjunction with the June 30, 2006 audited consolidated financial statements of the Company (in thousands except share and per share data).

	Energy XXI Historical Period From July 25, 2005 (inception)	Pro Forma Adjustments			Energy XXI
	to June 30, 2006	Marlin	Castex	Pogo	Pro Forma
	(in thousands except share and per share data)

Revenue	$47,112	$109,998(1)	$61,225(7)	$154,655(10)	$372,990

Lease operating expenses	9,986	34,165(1)	13,340(7)	33,775(10)	101,266
				10,000(11)
Depreciation, depletion and amortization	20,357	38,105(2)	29,131(8)	88,941(12)	176,534
General and administrative expenses	4,438	13,314(3)	—	6,750(13)	24,502
Derivative losses and accretion of
asset retirement obligation	806	2,214(4)	644(4)	2,430(4)	6,094
Interest income	(5,000)	5,000(5)	—	-	-
Interest expense	7,933	23,799(6)	23,249(9)	39,119(14)	94,100

Income before income taxes	8,592	(6,599)	(5,139)	(26,360)	(29,506)
Income tax expense (benefit)	1,650	(2,331)(15)	(1,816)(15)	(9,313)(15)	(11,810)

Net income (loss)	$6,942	$(4,268)	$(3,323)	$(17,047)	$(17,696)

Earnings per share - Bais (16)	$0.14				$(0.21)

Earnings per share - Diluted (16)	$0.12				$(0.21)

(1)	To reflect Marlin historical revenues and operating expenses for the period July 1, 2005 to April 3, 2006.
(2)
To reflect additional Marlin depreciation, depletion and amortization for production from July 1, 2005 to April 3, 2006 and adjust Energy XXI’s historical depreciation, depletion and amortization (total combined production of 1,567,455 BOE) based on a pro forma combined depreciation, depletion and amortization rate of $24.31 per BOE.

(3)
To reflect additional general and administrative expenses for both the Marlin and Castex acquisitions based on annualizing the Company’s actual general and administrative expenses for the period April 4, 2006 to June 30, 2006. Incremental general and administrative expenses associated with the Castex acquisition were not significant.

(4)	To reflect additional asset retirement obligation accretion for Marlin ($2,214), Castex ($644) and Pogo ($2,430).
(5)	To eliminate interest income on cash that was used to fund the Marlin acquisition.
(6)	To record additional interest expense related to the Marlin acquisition by annualizing the Company’s interest expense for the period April 4, 2006 to June 30, 2006.
(7)	To reflect Castex historical revenue and direct operating expenses for the period July 1, 2005 to June 30, 2006.

[See notes to Pro Forma Income Statement.]

ENERGY XXI (BERMUDA) LIMITED
PRO FORMA INCOME STATEMENT
PERIOD FROM JULY 25, 2005 (INCEPTION) TO JUNE 30, 2006
(Unaudited)

(8)	To reflect additional depreciation, depletion and amortization associated with historical Castex production of 1,198,318 BOE using a combined depreciation, depletion and amortization rate of $24.31 per BOE.
(9)
To reflect additional interest expense associated with the Castex acquisition based on incremental borrowings of $229,000 at an interest rate of 8.6% and $3,555 of amortization of incremental debt issue costs associated with the Castex acquisition combined with the write-off of debt issue cost associated with the previous facility.

(10)	To reflect the historical revenue and operating expenses of Pogo for the period from July 1, 2005 to June 30, 2006.
(11)	To reflect additional wind storm insurance premiums of $10 million annually related to the Pogo assets.
(12)
To reflect additional Pogo depreciation, depletion and amortization for production from July 1, 2005 to June 30, 2006 based on Pogo’s actual production volumes for the period July 1, 2005 to June 30, 2006 of 2,683,532 BOE at the estimated pro forma depreciation, depletion and amortization rate of $24.31 per BOE, to adjust Energy XXI’s historical production to the $24.31 per BOE rate and to record additional DD&A on other property and equipment.

(13)
To reflect incremental general and administrative expenses expected to be incurred as a result of the Pogo acquisition of $9 million annually, less 25% which is expected to be capitalized related directly to property acquisition, exploration and development activities.

(14)
To reflect additional interest expense associated with the Pogo acquisition for the period July 1, 2005 through June 30, 2006 based on a 10% interest rate on $750 million of New Senior Notes, a 7% interest rate on the revolving credit facility, 7.1% on all additional borrowings and $2.9 million of amortization of debt issue costs associated with the Pogo acquisition.  Interest expense excludes non-recurring expenses of $8.1 million ($5.3 million net of tax) related to the refinancing of the Company’s revolving credit facility.

(15)	To reflect income tax benefit of 35.33% of the pro forma pre tax loss.
(16)	The basic and diluted weighted average shares of stock outstanding for the year ended June 30, 2006 were 84,049,115.

[See notes to Pro Forma Income Statement.]